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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of National Steel Corporation and subsidiaries (the "Company") of our report dated January 28, 1998 (except for Notes C, I, and K, as to which the date is February 26, 1998) included in the 1997 Annual Report to Shareholders of the Company.

Our audit also included the financial statement schedule the Company listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration
Statements:

 .  Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
   Employees,

 .  Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation Long
   Term Incentive Plan,

 .  Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation
   Non-Employee Director's Stock Option Plan, and

 .  Form S-8 No. 33-61087 pertaining to the National Steel Retirement Savings
   Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 28, 1998 (except for Notes C, I, and K as to which the date is February 26, 1998), with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K/A) of the Company for the year ended December 31, 1997, and and our report included in the preceding paragraph with respect to the financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP

Fort Wayne, Indiana
June 15, 1998